As filed with the Securities and Exchange Commission on June 25, 2018

Registration No. 333-225307

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEURONETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	3841	33-1051425
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3222 Phoenixville Pike

Malvern, Pennsylvania 19355

(610) 640-4202

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Thatcher

President and Chief Executive Officer

Neuronetics, Inc.

3222 Phoenixville Pike

Malvern, Pennsylvania 19355

(610) 640-4202

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Divakar Gupta Joshua A. Kaufman Jeffrey Libson Brandon Fenn Cooley LLP 1114 Avenue of the Americas New York, New York 10036 (212) 479-6000	B. Shayne Kennedy Brian J. Cuneo Drew Capurro Latham & Watkins LLP 650 Town Center Drive Costa Mesa, California 92626 (714) 540-1235

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-225307) is being filed solely to file amended Exhibits 1.1, 5.1 and 23.2. This Amendment No. 2 to Registration Statement does not modify any provision of the prospectus that forms a part of this Amendment No. 2 to Registration Statement. Accordingly, a preliminary prospectus has been omitted.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1◇	Form of Underwriting Agreement.

3.1*	Eighth Amended and Restated Certificate of Incorporation of the Registrant, as amended (currently in effect).

3.2*	Amended and Restated Bylaws of the Registrant (currently in effect).

3.3*	Form of Ninth Amended and Restated Certificate of Incorporation of the Registrant (to be effective upon the closing of this offering).

3.4*	Form of Second Amended and Restated Bylaws of the Registrant (to be effective upon the closing of this offering).

4.1*	Specimen Stock Certificate evidencing shares of common stock of the Registrant.

4.2*	Form of Warrant to Purchase Stock, by and between the Registrant and Oxford Finance LLC.

4.3*	Warrant to Purchase Stock, by and between the Registrant and Comerica Bank, dated December 20, 2012.

5.1◇	Opinion of Cooley LLP.

10.1*	Distribution Agreement, by and between the Registrant and Teijin Pharma Limited, dated October 12, 2017.

10.2*	Sixth Amended and Restated Investors’ Rights Agreement by and among the Registrant and certain of its stockholders, dated June 1, 2017.

10.3*	Sixth Amended and Restated Stockholders’ Agreement by and among the Registrant and certain of its stockholders, dated June 1, 2017.

10.4+*	Employment Agreement by and between the Registrant and Christopher Thatcher, dated as of November 1, 2014, as amended on May 25, 2018.

10.5+*	Offer Letter, dated August 11, 2016, by and between the Registrant and Greg Harper.

10.6+*	Offer Letter, dated February 27, 2017, by and between the Registrant and Peter Donato.

10.7*	Form of Indemnification Agreement between the Registrant and its non-employee directors and officers.

10.8*	Loan and Security Agreement by and between Oxford Finance LLC and the Registrant, dated March 28, 2017.

10.9+*	Amended and Restated 2003 Stock Incentive Plan of the Registrant, as amended.

10.10+*	Form of 2018 Equity Incentive Plan (to be effective upon the closing of this offering).

10.11+*	Form of 2018 Employee Stock Purchase Plan (to be effective upon the closing of this offering).

10.12*	Lease Agreement by and between Exeter 3222 Phoenixville, L.P. and the Registrant, dated January 3, 2013.

10.13+*	Form of Non-Qualified Stock Option Agreement for the Amended and Restated 2003 Stock Incentive Plan, as amended, of the Registrant.

10.14+*	Form of Incentive Stock Option Agreement for the Amended and Restated 2003 Stock Incentive Plan, as amended, of the Registrant.

10.15+*	Forms of grant notice, stock option agreement and notice of exercise under the 2018 Equity Incentive Plan (to be effective upon the closing of this offering).

10.16+*	Forms of restricted stock unit grant notice and award agreement under the 2018 Equity Incentive Plan (to be effective upon the closing of this offering).

10.17+*	Form of Severance Agreement.

10.18+*	Form of Restrictive Covenant and Invention Assignment Agreement.

10.19+*	Offer Letter, dated February 27, 2018, by and between the Registrant and Daniel Guthrie.

10.20+*	Offer Letter, dated November 10, 2017, by and between the Registrant and Yelena Tropsha.

10.21*	Non-Employee Director Compensation Policy.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2◇	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

+	Indicates management contract or compensation plan.
*	Previously filed.
◇	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, Commonwealth of Pennsylvania on this 25th day of June, 2018.

NEURONETICS, INC.

By:	/s/ Christopher Thatcher
Christopher Thatcher
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris Thatcher Chris Thatcher	Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2018

/s/ Peter Donato Peter Donato	Chief Financial Officer (Principal Financial and Accounting Officer)	June 25, 2018

* Stephen Campe	Director	June 25, 2018

* Brian Farley	Director	June 25, 2018

* Paulina Hill	Director	June 25, 2018

* Ronald Hunt	Director	June 25, 2018

* Wilfred Jaeger, M.D.	Director	June 25, 2018

* Glenn Muir	Director	June 25, 2018

*Pursuant to Power of Attorney

By:	/s/ Christopher Thatcher
Christopher Thatcher Attorney-in-Fact